                                                                     EXHIBIT 3.7



STATE OF NEW YORK, COUNTY OF CATTARAUGUS S8.
I, James K. Griffith, Clerk of the County of Cattaraugus of the County Court of said County and of the Supreme Court, both being Courts of Record having a common seal.
     DO HEREBY CERTIFY that I have compared this copy with the original filed, recorded, filed and recorded, filed and entered, or entered in the office and that the same is a correct transcript thereof and of the whole of said original.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of said County and Courts on

Date  12-17-04                     [ALAN (illegible)  SIGNATURE]  Clerk
      ____________                 ____________________________________


X 74- Certificate of Conducting    COPYRIGHT 1973 BY JULIUS BLUMBERG, INC.
      Business as Partners.        LAW BLANK PUBLISHERS
      Individual - Corporation.    80 EXCHANGE PL. AT BROADWAY, N.Y.C. 10004


                       BUSINESS CERTIFICATE FOR PARTNERS


     The undersigned do hereby certify that they are Partners business as members of a partnership under the name or designation of DRESSER-RAND COMPANY at 1101 Senica Ave., Olean, New York 14760 and N. Fifth St., P.O. Box 560
in the County of Cattaraugus, Sate of New York, and Olean, New York 14760



DRESSER INDUSTRIES, INC.         1600 Pacific Ave.
                                 Dallas, Texas 75221


INGERSOLL-RAND COMPANY           200 Chestnut Ridge Rd.
                                 Woodcliff Lake, New Jersey 07675



     WE DO FURTHER CERTIFY that we are ________________________ the person or persons heretofore using such name or names to carry on or conduct or transact business.



     IN WITNESS WHEREOF, We have this 23 day of December 1987 made and signed this certificate.


    (SEAL)                        DRESSER INDUSTRIES, INC.
                                  ______________________________________


                              By: /s/ M.S. Nickson, Jr.
                                  ______________________________________

                                  M.S. Nickson, Jr., Vice President
                                  ______________________________________



                                  INGERSOLL-RAND COMPANY
                                  ______________________________________


                              By: ROBERT D. KUEONNE
                                  ______________________________________

                                  Vice President
                                  ______________________________________


                                  /s/ Kathie Brundage
                                  ______________________________________

                                  Notary Public

State of TEXAS   County of DALLAS                 ss:  CORPORATE ACKNOWLEDGMENT

  On this 23 day of December 1987, before me personally appeared

M. S. Nickson, Jr.

  to me known, who being by me duly sworn, did depose and say, that he resides in that he is the Vice President  of  DRESSER INDUSTRIES, INC.

the corporation described in and which executed the foregoing certificate that he knows the seal of said corporation; that the seal affixed to said certificate is such corporate seal; that it was so affixed by order of the Board of DIRECTORS of said corporation, and that he signed his name thereto by like order.

                                                  /s/ Kathi Brundage
                                                  --------------------- [SEAL]
                                                  NOTARY PUBLIC
    KATHI BRUNDAGE, Notary Public
   in and for the State of Texas
My Commission Expires November 13, 1988


INDEX No.
---------------------------------------
    CERTIFICATE OF PARTNERS



CONDUCTING BUSINESS UNDER
      THE NAME OF



---------------------------------------


State of New Jersey County of Bergen              ss:  Corporate Acknowledgment


     On this 28th day of December 1987, before me personally appeared Robert D. Krumme to me known, who being by me duly sworn, did depose and says, that he resides in Larchmont, New York that he is the Vice-President of INGERSOLL-RAND COMPANY the corporation described in and which executed the foregoing certificate; that he knows the seal of said corporation; that the seal affixed to said certificate is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                                  /s/ Myra ??? [Illegible]
                                                  --------------------- [SEAL]
                                                      Notary Public

                                                     Myra ???[Illegible]
                                                  NOTARY PUBLIC, NEW JERSEY
                                             My Commission Expires June 29, ????